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                                                                  Exhibit 10.4
                 TERMINATION OF FOUNDERS' SERVICES AGREEMENT

     This Termination of Founders' Services Agreement (the "AGREEMENT") is made and entered into this 11th day of April, 2000, by and among Corporate Capital Strategies, Inc., an Illinois corporation ("CCS"), Liquor.com, Inc., a Delaware corporation ("LCI"), and Jonathan McDermott ("JM").

                                  RECITALS

     A. CCS and LCI have entered into that certain Founders' Services Agreement Acknowledgment and Receipt dated August 31, 1991 (the "FOUNDERS' AGREEMENT").

     B. Each of CCS and LCI desire to terminate the Founders' Agreement on the terms set forth herein and each party desires to mutually release the other from any claims or liabilities arising thereunder.

     NOW THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions contained herein, CCS and LCI hereby agree as follows:


                                  ARTICLE I

                                 TERMINATION

     1.1 TERMINATION. Each of CCS and LCI do hereby mutually terminate the Founders' Agreement effective as of the date hereof. The Founders' Agreement shall be of no further force and effect and neither CCS not LCI shall owe any further payments or obligations to the other or have any other liabilities thereunder. Without limiting the generality of the foregoing, this Agreement has the effect of terminating (i) CCS's obligation to provide any further consulting services thereunder, and (ii) LCI's obligation to make any further payments of cash or shares of its common stock thereunder.

     1.2 CONSIDERATION. In consideration for CCS agreeing to terminate the Founders' Agreement and for its specific release in Article II below, LCI agrees to make the following payments (the "CONSULTING CONSIDERATION"):

          (a) Within three days of the date of this closing of any financing equity and/or debt) that raises gross proceeds of at least $20 million dollars, LCI shall pay $50,000 to CCS by delivery of a check made payable to CCS; and

          (b) On the date hereof, LCI shall issue to CCS (or its designees), in such denominations as CCS shall direct, an aggregate of 21,428 shares of common stock of LCI (the "SHARES").



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                                     ARTICLE II

                                  SPECIFIC RELEASE

     Each of LCI and CCS for itself, and for its respective successors and assigns, shareholders, directors, officers and agents, hereby releases and forever discharges the other and its respective successors and assigns, shareholders, directors, officers and agents, of and from any further obligation, liability, claim, demand and cause of action of every kind and nature arising out of the Founders' Agreement, which it has, had or may have against the other, whether based on statute, common law, rule or regulation, whether in law or in equity, whether liquidated or unliquidated, whether known or unknown, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time before the date of this Agreement.

                                    ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF LCI. LCI represents and warrants to CCS as follows:

           (a) LCI has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

           (b) The execution and delivery of this Agreement, and performance of LCI's obligations as set forth herein have been duly and validly authorized by all necessary corporate action, and this Agreement is a legal and binding obligation of LCI, enforceable in accordance with its terms.

           (c) The Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through LCI.

     3.2 REPRESENTATIONS AND WARRANTIES OF CCS. CCS represents and warrants to LCI that:

          (a) Each of CCS or its designees (a "Holder") is an "accredited investor" within the meaning of Rule 501 under the Securities Act. Each Holder has sufficient knowledge and experience in investing in companies similar to LCI in terms of LCI's stage of development as to be able to evaluate the risks and merits of its investment in LCI and each Holder is able financially to bear the risks thereof. Each Holder has had an opportunity to discuss, ask questions and receive answers concerning LCI's business, management and

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     financial affairs with LCI's management and has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the transactions contemplated hereby. The Shares are being acquired for each Holder's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Holder understand that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or the securities laws of any state by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect, (iv) LCI will make a notation on its transfer books to such effect or issue appropriate "stop transfer" instructions to its transfer agent, if any, and (v) that Rule 144 under the Securities Act is not now and may never be available for use in connection with any resale of the Shares. LCI will cooperate with the Holder to assist the Holder in complying with the requirements of Rule 144.

     3.3 LOCK-UP. CCS agrees that upon an initial public offering, CCS shall not sell, pledge, otherwise transfer or dispose of any Shares for a period of 180 days following the declaration of the effectiveness of the registration statement for an initial public offering. CCS further agrees that it may not transfer any Shares to any of its designees unless such designees execute an agreement in which the designees agree not to sell, pledge, otherwise transfer or dispose of any Shares for a period of 180 days following the declaration of the effectiveness of the registration statement for an initial public offering.

                                  ARTICLE IV

                                 MISCELLANEOUS

    4.1 JM RENUNCIATION. JM hereby forfeits and releases any claims to or rights to receive any portion of the Consulting Consideration paid to CCS by LCI pursuant to this Agreement.

    4.2 SUCCESSION. The rights and obligations of CCS and LCI under this Agreement shall inure to the benefit of and be binding upon their respective heirs, personal or legal representatives, executors, successors and permitted assigns.

    4.3 APPLICABLE LAW. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the laws of the State of Illinois without regard to the law of conflicts thereof. The parties agree that the courts sitting in the State of Illinois shall have the exclusive jurisdiction over them for purposes of any actions arising out of or as a result of this Agreement.

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     4.4   WAIVERS. Any term of this Agreement may be waived by the party or parties entitled to the benefits thereof but only by a writing executed by such party. No waiver or any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     4.5 SEVERABILITY. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such provision shall be ineffective to the extent, but only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such construction would be unreasonable.

     4.6 FURTHER ASSURANCES. After the date hereof, each party hereto shall execute and deliver or cause to be executed and delivered to the other such other documents, instruments or certificates as may reasonably be requested or as may be otherwise necessary to more effectively accomplish the transactions contemplated hereby.

     4.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, and all of which together shall constitute a single binding Agreement.

     4.8 RECITALS. The Recitals set forth above are hereby incorporated in and made a part of this Agreement by this reference.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first written.

LIQUOR.COM, INC.


By:  /s/ Barry Grieff, CEO
     ----------------------------------------

CORPORATE CAPITAL STRATEGIES, INC.

By:  /s/ George Wight, Jr., Managing Director
     ----------------------------------------

With respect to Section 4.1 only:

/s/ Jonathan McDermott
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Jonathan McDermott

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